                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C.  20549


                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 22, 1996



                                    DeVRY INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)




       DELAWARE                      0-12751                 36-3150143
    -------------                  -----------              ------------
    (State or other          (Commission File Number)      (I.R.S. Employer
     jurisdiction of                                        Indentification
     incorporation)                                         No.)


         One Tower Lane
    Oakbrook Terrace, Illinois                                60181
    --------------------------                              --------
    (Address of principal                                  (Zip Code)
     executive offices)


                                (630) 571-7700
                             -------------------
                            (Registrant's telephone
                             number, including area
                             code)








    Exhibit Index is on Page 20                Total Number of Pages is 22

ITEM  5 - OTHER  EVENTS
- -----------------------
The Company's independent accountants have completed an audit of the Company's consolidated financial statements for the year ended
June 30, 1996 and have issued an unqualified opinion dated August 6, 1996 on the above mentioned financial statements. These consolidated financial statements are included herein.

ITEM  5 - OTHER  EVENTS INDEX
- -----------------------------
The following documents are filed as part of this report:

     The following financial statements of DeVry Inc. and
     its subsidiaries are included on pages 3 through 18 of
     this report:
                                                               8K
                                                           Report Page
                                                           -----------
     Report of Independent Accountants                          3

     Consolidated Balance Sheets at June 30, 1996 and 1995    4 - 5

     Consolidated Statements of Income for the years ended
     June 30, 1996, 1995 and 1994                               6

     Consolidated Statements of Cash Flows for the years
     ended June 30, 1996, 1995 and 1994                         7

     Consolidated Statements of Shareholders' Equity for
     the years ended June 30, 1996, 1995 and 1994               8

     Notes to Consolidated Financial Statements               9 - 18


SIGNATURES                                                     19

EXHIBIT INDEX                                                  20

                      Report of Independent Accountants
                      ---------------------------------


To the Board of Directors
and Shareholders of DeVry Inc.


We have audited the accompanying consolidated balance sheets of DeVry Inc. and its subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of income, of shareholders' equity and of cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of DeVry Inc. and its subsidiaries at June 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.



Price Waterhouse LLP
Chicago, Illinois
August 6, 1996

                                  DEVRY INC.
                         CONSOLIDATED BALANCE SHEETS
                           (Dollars in Thousands)


                                                             June 30,
                                                         1996        1995
                                                         ----        ----
    ASSETS

       Current Assets

          Cash and Cash Equivalents                    $ 29,948    $ 26,252
          Restricted Cash                                16,590      20,179
          Accounts Receivable, Net                        9,684       6,189
          Inventories                                     3,290       3,553
          Prepaid Expenses and Other                      2,055       1,846
                                                       --------    --------
             Total Current Assets                        61,567      58,019
                                                       --------    --------
       Land, Buildings and Equipment

          Land                                           18,956      18,952
          Buildings                                      50,570      39,399
          Equipment                                      51,198      43,390
          Construction In Progress                            -       1,337
                                                       --------    --------
                                                        120,724     103,078

          Accumulated Depreciation                      (49,283)    (42,820)
                                                       --------    --------
             Land, Buildings and Equipment, Net          71,441      60,258
                                                       --------    --------
       Other Assets

          Intangible Assets, Net                         37,709       2,022
          Perkins Program Fund, Net                       5,483       4,522
          Other Assets                                    1,889       1,850
                                                       --------    --------
             Total Other Assets                          45,081       8,394
                                                       --------    --------
       TOTAL ASSETS                                    $178,089    $126,671
                                                       ========    ========







    The accompanying notes are an integral part of these consolidated financial statements.

                                  DEVRY INC.
                         CONSOLIDATED BALANCE SHEETS
                           (Dollars in Thousands)


                                                             June 30,
                                                         1996        1995
                                                         ----        ----
    LIABILITIES

       Current Liabilities

          Accounts Payable                             $ 18,859    $ 14,957
          Accrued Salaries, Wages & Benefits             14,735      12,369
          Accrued Expenses                                7,640       3,671
          Advance Tuition Payments                        7,617      13,982
          Deferred Tuition Revenue                        3,609       3,768
                                                       --------    --------
             Total Current Liabilities                   52,460      48,747
                                                       --------    --------
       Other Liabilities

          Revolving Loan                                 61,500      33,029
          Deferred Income Tax Liability                   2,207       2,318
          Deferred Rent and Other                         4,635       4,609
                                                       --------    --------
             Total Other Liabilities                     68,342      39,956
                                                       --------    --------
       TOTAL LIABILITIES                                120,802      88,703
                                                       --------    --------

    COMMITMENTS AND CONTINGENCIES  (Note 8)

    SHAREHOLDERS' EQUITY

       Common Stock, $0.01 par value, 20,000,000
          Shares Authorized;16,621,852 and
          16,613,492 Shares Issued and Outstanding
          at June 30, 1996 and 1995, Respectively           166         166
       Additional Paid-in Capital                        36,694      36,610
       Retained Earnings                                 19,987         742
       Foreign Currency Translation Adjustment              440         450
                                                       --------    --------
       TOTAL SHAREHOLDERS' EQUITY                        57,287      37,968
                                                       --------    --------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $178,089    $126,671
                                                       ========    ========




    The accompanying notes are an integral part of these consolidated financial statements.

                                  DEVRY INC.
                     CONSOLIDATED  STATEMENTS  OF  INCOME
             (Dollars in Thousands Except for Per Share Amounts)


                                               For The Year Ended June 30,

                                              1996        1995        1994
                                              ----        ----        ----
    REVENUES:

       Tuition                             $236,607    $207,530    $191,205
       Other Educational                     22,341      19,887      19,681
       Interest                               1,059       1,176         551
                                           --------    --------    --------
          Total Revenues                    260,007     228,593     211,437
                                           --------    --------    --------
    COSTS AND EXPENSES:

       Cost of Educational Services         155,254     136,721     127,673
       Student Services and
        Administrative Expense               70,992      63,043      58,146
       Interest Expense                       1,063       3,070       4,615
                                           --------    --------    --------
          Total Costs and Expenses          227,309     202,834     190,434
                                           --------    --------    --------
    Income Before Income Taxes               32,698      25,759      21,003

    Income Tax Provision                     13,453      10,863       8,778
                                           --------    --------    --------
    NET INCOME                             $ 19,245    $ 14,896    $ 12,225
                                           ========    ========    ========

    EARNINGS PER COMMON SHARE                 $1.14       $0.89       $0.73
                                              =====       =====       =====














    The accompanying notes are an integral part of these consolidated financial statements.

                                  DEVRY INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Dollars in Thousands)

                                                 For The Year Ended June 30,
                                                   1996     1995     1994
                                                   ----     ----     ----
    CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income                                 $19,245  $14,896   $12,225
      Adjustments to Reconcile Net Income to Net
        Cash Provided by Operating Activities:

         Depreciation                              7,516    6,157     6,981
         Amortization                                 63       63       346
         Provision for Refunds and
          Uncollectible Accounts                  16,130   12,810    14,101
         Deferred Income Tax (Provision) Benefit    (456)   5,480     2,419
         Loss (Gain)on Disposals of Land,
          Buildings and Equipment                     19       (7)      338
         Changes in Assets and Liabilities:
             Restricted Cash                       3,589   (9,130)   (1,447)
             Accounts Receivable                 (18,645) (11,746)  (14,125)
             Inventories                             263     (629)       34
             Prepaid Expenses And Other             (118)    (128)      266
             Perkins Program Fund Contribution
              and Other                           (1,188)  (1,649)    1,717
             Accounts Payable                      3,210    3,136     1,380
             Accrued Salaries, Wages,
              Expenses and Benefits                6,239      667     3,601
             Advance Tuition Payments             (7,340)   7,943     1,010
             Deferred Tuition Revenue               (159)     337      (441)
                                                 -------  -------   -------
      NET CASH PROVIDED BY OPERATING ACTIVITIES   28,368   28,200    28,405
                                                 -------  -------   -------
    CASH FLOWS FROM INVESTING ACTIVITIES
      Capital Expenditures                       (18,352) (14,551)   (6,288)
      Acquisition of Net Assets (Note 2):
         Payment for Purchase of Operating
          Assets, Net of Cash Acquired           (16,930)       -         -
         Payment for Purchase of
          Intellectual Property                  (17,935)       -         -
                                                 -------  -------   -------
      NET CASH USED IN INVESTING ACTIVITIES      (53,217) (14,551)   (6,288)

    CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds From Exercise of Stock Options         84       47         6
      Proceeds From Revolving Credit Facility     46,500   22,000    35,029
      Repayments Under Revolving Credit Facility (18,029) (20,000)   (4,000)
      Repayments of Debt                               -  (12,195)  (43,517)
                                                 -------  -------   -------
      NET CASH PROVIDED BY (USED IN)
       FINANCING ACTIVITIES                       28,555  (10,148)  (12,482)
                                                 -------  -------   -------
    Effects of Exchange Rate Differences             (10)      47      (275)
                                                 -------  -------   -------
    NET INCREASE IN CASH AND CASH EQUIVALENTS      3,696    3,548     9,360

    Cash and Cash Equivalents at Beginning
     of Year                                      26,252   22,704    13,344
                                                 -------  -------   -------
    Cash and Cash Equivalents at End of Year     $29,948  $26,252   $22,704
                                                 =======  =======   =======

    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Interest Paid During the Year              $ 1,429   $3,367    $4,606
      Income Taxes Paid During the Year           13,902    7,080     4,607

    The accompanying notes are an integral part of these consolidated financial statements.

                                  DEVRY INC.
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                           (Dollars in Thousands)

                                                  For The Year Ended June 30,

                                                    1996     1995     1994
                                                    ----     ----     ----
    Common Stock

       Beginning of year                          $   166  $    83  $    83
       Two-for-one stock split in the form of a
        stock dividend                                  -       83        -
                                                  -------  -------  -------
       End of year                                    166       83       83
                                                  =======  =======  =======
    Additional Paid-In Capital

       Beginning of year                           36,610   36,563   36,557
       Shares issued for exercise of stock options     84       47        6
                                                  -------  -------  -------
       End of year                                 36,694   36,610   36,563
                                                  =======  =======  =======
    Retained Earnings (Accumulated Deficit)

       Beginning of year                              742  (14,071) (26,296)
       Net income per accompanying statement       19,245   14,896   12,225
       Two-for-one stock split in the form of a
        stock dividend                                  -      (83)       -
                                                  -------  -------  -------
       End of year                                 19,987      742  (14,071)
                                                  =======  =======  =======
    Foreign Currency Translation Adjustment

       Beginning of year                              450      403      678
       Translation Adjustment                         (10)      47     (275)
                                                  -------  -------  -------
       End of year                                    440      450      403
                                                  =======  =======  =======
    TOTAL SHAREHOLDERS' EQUITY, END OF YEAR       $57,287  $37,885  $22,978
                                                  =======  =======  =======







    The accompanying notes are an integral part of these consolidated financial statements.

                                  DEVRY INC.
                   Notes to Consolidated Financial Statements
                                June 30, 1996



    NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

    Nature of Operations
    DeVry Inc. (the Company) is a holding company which, through its wholly owned subsidiaries, operates a national system of degree-granting, career-oriented higher-education schools and a leading international training firm. Keller Graduate School of Management, Inc. (KGSM), is one of the largest regionally accredited higher-education systems in North America. Its DeVry Institutes award associate and bachelor's degrees in electronics, computer information systems, business operations, accounting, technical management and telecommunications management. The DeVry Institutes are located on 10 campuses in the United States and four campuses in Canada. Keller Graduate School (Keller) awards master's degrees in business administration, human resource management and project management. Keller classes are offered at 18 locations in Illinois, Wisconsin, Missouri, Georgia, Arizona, California and Virginia. The Corporate Educational Services division offers on-site management and technical training programs for larger employers and government
    agencies.   Becker CPA Review (Becker CPA), acquired June 19, 1996
    (Note 2), is the leading international training firm preparing students to pass the Certified Public Accountant (CPA) examination . Currently, the CPA exam review course is offered at approximately 135 locations in the United States and at eight international locations. Becker CPA also offers a Certified Management Accountant (CMA) examination review course in the United States.

    Principles of Consolidation
    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Becker CPA accounts are consolidated based upon an April 30 fiscal year end, which is its natural year end based on its business cycle. There were no events ocurring during the intervening period before June 30, that materially effected the financial position or results of operations of the Company. Unless indicated, or the context requires otherwise, references to years refer to the Company's fiscal years then ended.

    Cash and Cash Equivalents
    Cash and cash equivalents include time deposits, commercial paper, municipal bonds and bankers acceptances with maturities of three months or less or that are highly liquid and readily convertible to a known amount of cash. These investments are stated at cost, which approximates market, due to their short duration or liquid nature. The Company limits the amount of credit exposure with any one investment instrument or with any one financial institution. The Company evaluates the creditworthiness of the security issuers and financial institutions with which it invests.

    Financial Aid and Restricted Cash
    The financial aid and assistance programs, in which most of the Company's students participate, are subject to political and budgetary considerations. There is no assurance that such funding will be maintained at current levels. Extensive and complex regulations in the U.S. and Canada govern all of the government financial assistance programs in which the Company's students participate. The Company's administration of these programs is periodically reviewed by various regulatory agencies. Any regulatory violation could be the basis for the initiation of a suspension, limitation or termination proceeding against the Company.

    A significant portion of revenues is provided by students who participate in government financial aid and assistance programs. Restricted cash represents amounts received from the U.S. government under various student aid grant and loan programs. The cash is held in separate bank accounts and does not become available for general use by the Company until the financial aid is credited to the accounts of students and the cash is transferred to an operating cash account.

    NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (continued)

    Revenue Recognition
    Tuition revenue and provisions for refunds and uncollectible accounts are recognized ratably over each of the academic terms in a fiscal year. The provisions for refunds and uncollectible accounts are included in the cost of educational services in the Consolidated Statements of Income. Related reserves are $6,603,000 and $5,368,000 at June 30, 1996 and 1995, respectively. Textbook sales and other educational revenues are recognized when they occur. Revenue from training services is recognized when the training is provided.

    Inventories
    Inventories consist mainly of textbooks, electronics kits and supplies held for sale to students enrolled in KGSM's educational programs. Inventories are valued at the lower of cost (first-in, first-out) or market.

    Land, Buildings and Equipment
    Land, buildings and equipment are recorded at cost. Cost includes additions and those improvements that increase the capacity or lengthen the useful lives of the assets. Repairs and maintenance costs are expensed as incurred. Interest is capitalized as a component of cost on major projects during the construction period. The amount of interest capitalized for the years ended June 30, 1996 and 1995, was $314,000 and $101,000, respectively. Assets under construction are reflected in construction in progress until they are ready for their intended use.

    Depreciation is computed using the straight line method over estimated service lives ranging from three to 31 years.

    Intangible Assets
    Intangible assets relate to the acquired business operations of the DeVry Institutes and Becker CPA (Note 2). These assets consist of the purchase prices allocated to the estimated fair value of certain assets acquired (Note 3). Accumulated amortization is computed using the straight line method over the assets' estimated useful lives of 25 to 40 years.

    The Company expenses all marketing and new school opening costs as incurred.

    Perkins Program Fund
    The Company makes contributions to the Perkins Student Loan Fund at a rate equal to 33% of that contributed by the federal government. As previous borrowers repay their Perkins loans, their payments are used to fund new loans thus creating a permanent revolving loan fund. The Company carries its investment in such contributions at original values net of allowances for losses on loan collections of $1,547,000 and $1,275,000 at June 30, 1996 and 1995, respectively.

    Fair Value of Financial Instruments
    The carrying amount reported in the Consolidated Balance Sheets for cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses and advanced and deferred tuition payments approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for borrowings under the revolving loan agreement approximates fair value because the underlying instruments are variable-rate notes.

    NOTE  1:  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES (continued)

    Foreign Currency Translation
    The financial position and results of operations of KGSM's Canadian subsidiary are measured using the local currency as the functional currency. Assets and liabilities of the foreign subsidiary are translated to U.S. dollars using exchange rates in effect at the balance sheet dates. Income and expense items are translated at monthly average rates of exchange prevailing during the year. The resultant translation adjustments are included in the component of shareholders' equity designated as Foreign Currency Translation Adjustment. Transaction gains or losses during the years ended June 30, 1996, 1995 and 1994, were insignificant.

    Income Taxes
    Income taxes are provided by applying statutory rates to income recognized for financial statement purposes. Deferred income taxes are provided for revenue and expense items that are recognized in different accounting periods for financial reporting purposes than for income tax purposes. Effects of statutory rate changes are recognized for financial reporting purposes in the year in which enacted by law.

    Stock Split
    On May 17, 1995, the Company's board of directors authorized a two-for-one stock split in the form of a 100% stock dividend payable on June 21, 1995, to shareholders of record on June 1, 1995. The par value of the additional shares arising from the split has been reclassified from retained earnings to common stock. In addition, all references in the financial statements to the number of shares outstanding, per share amounts, stock option data and market prices of the Company's common stock have been restated to reflect the stock split.

    Earnings Per Common Share
    Earnings per common share are determined by dividing net earnings by the weighted average number of common and common share equivalents outstanding during the year after giving retroactive effect to the stock split. Incentive stock options are included as common stock equivalents using the treasury stock method. The number of shares used in computing the net earnings per share was 16,830,000, 16,727,000 and 16,694,000 in 1996, 1995 and 1994, respectively.

    Use of Estimates
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    NOTE  2:  ACQUISITION

    On June 19, 1996, a newly formed, wholly owned subsidiary of the Company acquired substantially all of the tangible operating assets and trademarks and assumed certain liabilities of Becker CPA for
    $18,458,000 in cash.   On this same date, another newly formed, wholly
    owned subsidiary of the Company acquired certain copyrights, other intellectual property and publicity rights of Becker CPA for $17,935,000 in cash. Becker CPA is the leading international training firm preparing students to pass the nationally administered and centrally graded CPA exam, and it also offers a CMA exam review course. Funding for the acquisitions was obtained through borrowings under the Company's revolving credit facility (Note 5).

    The acquisitions have been accounted for under the purchase method of accounting. Accordingly, the purchase prices were allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The intangible assets are being amortized using the straight line method over a 25-year period for financial reporting purposes and are being deducted for tax reporting purposes over shorter statutory lives.

    The following unaudited pro forma financial information presents the results of operations of the Company and the acquired Becker CPA business as if the acquisitions had ocurred at the beginning of each fiscal year. The pro forma information is based on historical results of operations and does not necessarily reflect the actual results that would have ocurred, nor is it necessarily indicitive of future results of operations of the combined enterprises (dollars in thousands except for per share amounts):

                                             1996             1995
                                         (Unaudited)       (Unaudited)
                                         -----------       -----------
            Net Sales                       $279,938         $248,386
            Net Income                        19,375           15,035
            Earnings Per Common Share          $1.15            $0.90


    NOTE  3:  INTANGIBLE  ASSETS

    Intangible assets that were not fully amortized at June 30 consist of the following:

                                             1996             1995
                                         -----------       ----------
            Trademarks                   $ 2,521,000       $2,521,000
            Tradenames                    17,465,000                -
            Intellectual Property         17,425,000                -
            Other                            860,000                -
                                         -----------       ----------
                                          38,271,000        2,521,000
            Accumulated Amortization        (562,000)        (499,000)
                                         -----------       ----------
                                         $37,709,000       $2,022,000
                                         ===========       ==========

    NOTE  4:  INCOME TAXES

    The components of income (loss) before income taxes are as follows:

                                For the Year Ended June 30,
                           1996              1995             1994
                       -----------       -----------      -----------
          U.S.         $35,645,000       $23,323,000      $18,220,000
          Foreign       (2,947,000)        2,436,000        2,783,000
                       -----------       -----------      -----------
          Total        $32,698,000       $25,759,000      $21,003,000
                       ===========       ===========      ===========

    The net income tax provisions (benefits) related to the above results are as follows:

                                For the Year Ended June 30,
                              1996              1995             1994
                          -----------      ------------       ----------
    Current Tax Provision:
      U.S. Federal        $11,373,000       $ 3,141,000       $4,237,000
      State and Local       2,400,000           897,000          596,000
      Foreign                (776,000)        1,345,000        1,526,000
                          -----------       -----------       ----------
         Total Current     12,997,000         5,383,000        6,359,000

    Deferred Tax Provision:
      U.S. Federal            381,000         4,578,000        2,039,000
      State and Local         273,000           838,000          268,000
      Foreign                (198,000)           64,000          112,000
                          -----------       -----------       ----------
        Total Deferred        456,000         5,480,000        2,419,000
                          -----------       -----------       ----------
    Net Income Tax
     Provision            $13,453,000       $10,863,000       $8,778,000
                          ===========       ===========       ==========

    The income tax provisions differ from those computed using the statutory rate as a result of the following items:

                                   For the Year Ended June 30,
                             1996              1995             1994
                       ----------------- ----------------- ----------------
    Expected Provision $11,444,000 35.0% $ 9,016,000 35.0% $7,351,000 35.0%
    Higher Rates on       (312,000)(1.0%)    323,000  1.3%    308,000  1.5%
     Foreign Operations
    State Income Taxes   1,767,000  5.4%   1,123,000  4.4%    875,000  4.1%
    Other                  554,000  1.7%     401,000  1.5%    244,000  1.2%
                       -----------       -----------       ----------
    Income Tax
     Provision         $13,453,000 41.1% $10,863,000 42.2% $8,778,000 41.8%
                       ===========       ===========       ==========

    Deferred income tax assets (liabilities) result primarily from the recognition of the tax benefits of net operating loss carryforwards and from temporary differences in the recognition of various expenses for tax and financial statement purposes. These assets and liabilities are composed of the following:

                                   For the Year Ended June 30,
                           1996              1995             1994
                        ----------        ----------       ----------
    Loss Carryforwards  $        -        $  829,000       $5,038,000
    Employee Benefits    1,207,000         1,187,000        1,027,000
    Tax Credits                  -            47,000           92,000
    Rental and
     Occupancy             762,000           787,000          609,000
    Receivable Reserves
     and Other           2,953,000         1,608,000        1,943,000
                        ----------        ----------       ----------
      Gross Deferred
       Tax Assets        4,922,000         4,458,000        8,709,000

    Depreciation and
     Other              (4,837,000)       (5,014,000)      (3,970,000)
    Amortization        (1,176,000)         (991,000)        (806,000)
                        ----------        ----------       ----------
      Gross Deferred Tax
       Liabilities      (6,013,000)       (6,005,000)      (4,776,000)
                        ----------        ----------       ----------
    Net Deferred Taxes ($1,091,000)      ($1,547,000)      $3,933,000
                        ==========        ==========       ==========

    Based on the Company's history of operating earnings and its expectations for the future, management believes that operating income will more than likely be sufficient to recognize fully all deferred tax assets.

    Deferred income tax provisions (benefits) result primarily from temporary differences in the recognition of various expenses for tax and financial statement purposes. The sources and tax effects of these differences are as follows:

                                       For the Year Ended June 30,
                                      1996        1995        1994
                                   --------   ----------   ----------
    Realization of Operating Loss
      Carryforwards                $829,000   $4,220,000   $4,497,000
    Excess (Tax) Book Depreciation
      and Amortization             (266,000)      87,000     (339,000)
    Excess of Amounts Expensed for
      (Book) Tax Purposes Over
      Amounts Deductible for Book
      (Tax) Purposes               (159,000)     973,000   (1,739,000)
    Other, Net                       52,000      200,000            -
                                   --------   ----------   ----------
    Deferred Tax Provision         $456,000   $5,480,000   $2,419,000
                                   ========   ==========   ==========

    NOTE  5:  REVOLVING  LOAN  AGREEMENT

    All of the Company's borrowings and letters of credit under its revolving loan agreement are through its operating subsidiary, KGSM. This agreement consists of a revolving credit and letter of credit facility, which is available to KGSM in an aggregate amount not to exceed $85,000,000. This agreement was amended in June 1996 to permit the acquisition of Becker CPA (Note 2), increase the borrowing limits, extend its term and provide for reduced interest rates upon the achievement of certain financial ratios. All borrowings and letters of credit under the revolving loan agreement now mature in August 1999, and there are no required installment payments. Outstanding borrowings under the revolving loan agreeement are $61,500,000 and $33,029,000 at June 30, 1996 and 1995, respectively. There is also a $1,460,000 letter of credit outstanding under this agreement at June 30, 1996. Outstanding borrowings under the revolving loan agreement bear interest, payable quarterly, at either the prime rate or a Eurodollar rate plus 0.75%, at the option of KGSM. Upon achieving certain financial ratios included in the June 1996 amendment, the interest rate can be reduced to a Eurodollar rate plus 0.35%. The effective interest rate on outstanding borrowings at June 30, 1996, was 6.84%. Outstanding letters of credit under the revolving loan agreement are charged an annual fee equal to 0.75% of the undrawn face amount of the letter of credit , payable quarterly.

    The bank financing agreement contains certain covenants that, among other things, limit capital expenditure to $25,000,000 annually and require maintenance of certain financial ratios as defined in the agreement. None of these covenants negatively impacts the Company's liquidity or capital resources.

    In June 1995, the Company voluntarily prepaid the entire $7,870,000
    remaining balance of its senior subordinated notes.   On December 1,
    1994 , in conjuntion with the scheduled principal payment on this date, the Company made a voluntary prepayment of $775,000 These senior subordinated notes bore interest at a rate of 13% per annum and were subordinate to the revolving credit facility.


    NOTE  6:  EMPLOYEE  BENEFIT  PLANS

    Profit Sharing Retirement Plan
    All employees who meet certain eligibility requirements can
    participate in KGSM's 401(k) Profit Sharing Retirement Plan.   KGSM
    contributes to the plan an amount equal to 1.5% of the total eligible compensation of employees who make contributions under the plan. KGSM's matching contributions under the plan were approximately $765,000, $636,000 and $608,000 in 1996, 1995 and 1994, respectively.
    In addition, the Company's board of directors may also make discretionary contributions for the benefit of all eligible employees. Provisions for discretionary contributions under the plan were approximately $1,924,000, $1,566,000 and $1,413,000 in 1996, 1995 and
    1994,  respectively.

    Employee Stock Purchase Plan
    Effective August 1, 1993, the Company established the DeVry Inc. Employee Stock Purchase Plan. The Plan stipulates that any eligible employee may authorize the Company to withhold up to $25,000 of annual earnings to purchase common stock of the Company on the open market at 100% of the prevailing market price. The Company pays all brokerage commissions and administrative fees associated with the Plan. These expenses were insignificant for the years ended June 30, 1996, 1995 and 1994.

    NOTE  7:  STOCK  OPTION  PLANS

    The Company maintains three stock option plans: the Amended and Restated Stock Incentive Plan, established in 1988, the 1991 Stock Incentive Plan and the 1994 Stock Incentive Plan. Under these Plans, directors, key executives and managerial employees are eligible to receive incentive stock or nonqualified options to purchase shares of the Company's common stock. The Amended and Restated Stock Incentive Plan and the 1994 Stock Incentive Plan are administered by a Plan Committee of the board of directors. Plan Committee members will be granted automatic, nondiscretionary annual options. The 1991 Stock Incentive Plan is administered by the board of directors. Options under all three Plans are granted for terms of up to ten years and vest over periods of one to five years. The option price under the Plans is the fair market value of the shares on the date of the grant.

    Share status of each of these plans at June 30, 1996, was as follows:

                                            Reserved for   Available for
                                Authorized    Issuance     Future Grant
                                ----------   ----------    -----------
    Stock Incentive Plan           200,000     184,600         3,400
    1991 Stock Incentive Plan      200,000     199,040        61,100
    1994 Stock Incentive Plan      400,000     398,000       358,000

    Activity during the three years ended June 30, 1996, with respect to options under these plans, was as follows:

                                              Shares      Option Prices
                                             -------      -------------
            Under Option at June 30, 1993    122,000      $1.57 - 10.18
                    Options Exercised         (1,800)          3.50
                    Options Canceled          (2,000)         13.13
                    Options Granted           65,400      13.13 - 13.88
                                             -------      -------------
            Under Option at June 30, 1994    183,600       1.57 - 13.88
                    Options Exercised         (7,000)      3.50 - 13.13
                    Options Canceled          (7,600)      3.50 - 13.13
                    Options Granted          142,500      12.94 - 14.75
                                             -------      -------------
            Under Option at June 30, 1995    311,500       1.57 - 14.75
                    Options Exercised         (8,360)      3.50 - 14.75
                    Options Canceled         (10,550)     12.94 - 21.75
                    Options Granted           66,550      21.75 - 25.13
                                             -------      -------------
            Under Option at June 30, 1996    359,140       1.57 - 25.13
                                             -------      -------------
            Exercisable at June 30, 1996     151,040      $1.57 - 14.75
                                             -------      -------------

    NOTE  8:  COMMITTMENTS  AND  CONTINGENCIES

    KGSM and Becker CPA lease certain equipment and facilities under non-cancelable operating leases, some of which contain renewal options, escalation clauses and requirements to pay taxes, insurance and maintenance costs. Future minimum rental commitments for all non-cancelable operating leases having a remaining term in excess of one year at June 30, 1996, are as follows:

            Year Ended June 30,             Amount
            ------------------           -----------
             1997                        $12,410,000
             1998                         11,740,000
             1999                         10,580,000
             2000                          9,480,000
             2001                          9,360,000
             Thereafter                  $56,170,000

    The Company recognizes rent expense on a straight-line basis over the term of the lease, although the lease may include escalation clauses that provide for lower rent payments at the start of the lease term and higher lease payments at the end of the lease term.

    Rent expenses for the years ended June 30, 1996, 1995 and 1994, were $13,879,000, $12,553,000 and $9,611,000, respectively.

    The Company is subject to occasional lawsuits, investigations and
    claims arising out of the normal conduct of its business.   Neither
    the Company nor any of its subsidiaries is currently a party to any material legal action except those described below.

    In July 1996, the Company entered into an out-of-court settlement agreement with the Internal Revenue Service (IRS) relative to the Statutory Notice of Deficiency issued by the IRS against the Company for tax years 1988 through 1991. The claimed deficiencies related to the amortization of intangible assets purchased during the acquisition of the DeVry Institutes in 1987 (Notes 1 and 3). All of these issues have been resolved as a result of the settlement. The settlement amount is immaterial to the Company's financial position, results of operations and liquidity.

    During 1996, the Ontario Ministry of Education and Training temporarily suspended and conditionally reinstated the processing of financial aid applications for students attending the Company's Toronto-area schools. Full unconditional reinstatement is subject to the Ministry's completion of certain procedures regarding verification of the Company's compliance with financial aid processing regulations.

    In July 1996, the Company was served with a class action lawsuit in Canada alleging misrepresentation about the quality of the DeVry
    Institutes' educational programs.   The Company believes that the claims
    in the lawsuit are frivolous and without merit. In response to the lawsuit, the Company has filed a Statement of Defense and intends to vigorously contest the allegations. Although the outcome cannot be predicted with certainty, the Company believes the resolution of this matter will not have material effect on the Company's financial position, results of operations or liquidity.

    NOTE  9:  OPERATIONS  BY  GEOGRAPHIC  AREA

    The Company operates in a single industry segment as a provider of educational services. The Company conducts its educational operations in the United States and Canada. Revenues, income before interest and taxes, and identifiable assets by geographic area are as follows:

                                   For the Year Ended June 30,
                              1996              1995             1994
                          ------------      ------------      ------------
    Revenues:
            U.S.          $234,180,000      $205,424,000      $192,842,000
            Foreign         25,827,000        23,169,000        18,595,000

    Income Before Interest
      and Taxes:
            U.S.            36,708,000        26,393,000        22,835,000
            Foreign         (2,947,000)        2,436,000         2,783,000

    Identifiable Assets:
            U.S.           170,828,000       119,160,000       100,080,000
            Foreign          7,261,000         7,511,000         6,718,000

    NOTE  10:  QUARTERLY  FINANCIAL  DATA  (UNAUDITED)

    Summarized unaudited quarterly data for the years ended June 30, 1996 and 1995, are as follows (dollars in thousands, except for per share amounts):

    1996                              Quarter
    --------------------------------------------------------   Total
                          First    Second   Third    Fourth     Year
                          --------------------------------------------
    Revenues              $59,839  $66,940  $68,412  $64,816  $260,007
    Income Before
     Interest and Taxes     7,382    9,336    8,822    8,221    33,761
    Net Income              4,031    5,385    5,062    4,767    19,245
    Earnings Per Common
     Share                   0.24     0.32     0.30     0.28      1.14

    1995                              Quarter
    -------------------------------------------------------    Total
                          First    Second   Third    Fourth     Year
                          --------------------------------------------
    Revenues              $51,955  $59,299  $59,739  $57,600  $228,593
    Income Before
     Interest and Taxes     5,770    8,198    7,652    7,209    28,829
    Net Income              2,932    4,343    4,098    3,523    14,896
    Earnings Per Common
     Share                   0.18     0.26     0.24     0.21      0.89

                                   Signatures


    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    DeVRY INC.
                                                   -----------
                                                   (Registrant)


    Date:  August 22, 1996                       By:  /s/Norman M. Levine
                                                      -------------------
                                                      Norman M. Levine
                                                      Vice President and
                                                      Chief Operating Officer

    Date:  August 22, 1996                        By:  /s/Ronald L. Taylor
                                                       -------------------
                                                       Ronald L. Taylor
                                                       Chief Operating Officer

                                EXHIBIT INDEX

                                                             Sequentially
    Exhibit #                   Item                         Numbered Page
    ---------          --------------------------------     --------------
       23              Consent of Price Waterhouse, LLP,          21
                       independent accountants

       27              Financial Data Schedule                    22